Consent of Independent Certified Public Accountants

         We have issued our report dated November 7, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 187 as of September 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 26, 2004